Exhibit 99.1

NASDAQ, INC. ANNOUNCES PROPOSED SENIOR NOTES OFFERING

NEW YORK, May 17, 2016 — Nasdaq, Inc. (the “Company”) (Nasdaq: NDAQ) today announced that it plans to commence a public offering of Euro-denominated senior notes pursuant to an effective shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”, and such offering, the “Offering”). The Company expects to use the net proceeds from the Offering for general corporate purposes, which may include, without limitation, the repayment of indebtedness and the funding of the cash consideration payable in connection with the Company’s acquisition of 100% of the equity interests in U.S. Exchange Holdings, Inc. (the indirect owner of three electronic options exchanges: International Securities Exchange, ISE Gemini and ISE Mercury) (the “ISE Transaction”) or other future acquisitions.

The exact terms and timing of the Offering will depend upon market conditions and other factors.

Mizuho International plc, Wells Fargo Securities International Limited, HSBC Bank plc and Skandinaviska Enskilda Banken AB (publ) will act as bookrunners for the Offering.

The Offering is being made solely by means of a prospectus supplement and accompanying prospectus, which have been or will be filed with the SEC. Before investing, the prospectus supplement and accompanying prospectus should be read, as well as other documents the Company has filed or will file with the SEC, for a more complete understanding of the Company and the Offering. These documents are available for free by visiting EDGAR on the SEC website at www.sec.gov.

Alternatively, copies may be obtained by contacting Mizuho International plc at Bracken House, One Friday Street, London, EC4M 9JA, UK, Telephone: +44 20 7090 6116, Email: DL-MHI-PrimaryDebt-Syndicate@uk.mizuho-sc.com, Skandinaviska Enskilda Banken AB (publ) at Kungsträdgårdsgatan 8, SE-106 40, Stockholm, Sweden, Attention: DCM, Telephone: +46850623221, Email: dcmigorigsthlm@seb.se, Wells Fargo Securities International Limited at One Plantation Place, 30 Fenchurch Street, London, EC3M 3BD, Attention: DCM & Syndicate, Telephone: +44 20 7149 8481, Facsimile: +44 20 7149 8395, Email: EuropeanDebtCapitalMarkets@wellsfargo.com, or HSBC Bank plc at 8 Canada Square, London, E14 5HQ, Attention: Transaction Management Group, Telephone: +44 20 7991 8888, Email: transaction.management@hsbcib.com,.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the Offering, the ISE Transaction, the implementation dates of these transactions, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control. These factors include, but are not limited to factors detailed in the Company’s annual report on Form 10-K, and periodic reports filed with the SEC. We undertake no obligation to release any revisions to any forward-looking statements.

ABOUT NASDAQ

Nasdaq (Nasdaq: NDAQ) is a leading provider of trading, clearing, exchange technology, listing, information and public company services across six continents. Through its diverse portfolio of solutions, Nasdaq enables customers to plan, optimize and execute their business vision with confidence, using proven technologies that provide transparency and insight for navigating today’s global capital markets. As the creator of the world’s first electronic stock market, its technology powers more than 70 marketplaces in 50 countries, and 1 in 10 of the world’s securities transactions. Nasdaq is home to more than 3,700 listed companies with a market value of approximately $9.6 trillion and nearly 10,000 corporate clients. To learn more, visit: nasdaq.com/ambition or business.nasdaq.com.

MEDIA RELATIONS CONTACT: + Ryan Wells + +44 (0) 20 3753 2231 + ryan.wells@nasdaq.com + Joseph Christinat + +1.646.441.5121 + joseph.christinat@nasdaq.com	INVESTOR RELATIONS CONTACT: + Ed Ditmire, CFA + +1.212.401.8737 + ed.ditmire@nasdaq.com